Exhibit 10.55

                                                           FIRST MODIFICATION TO
                                                     LOAN AND SECURITY AGREEMENT
                                                             AND PROMISSORY NOTE

     This First Modification to Loan and Security Agreement and Promissory Note (this "Modification") is entered into by and between SPECTRUM ORGANIC PRODUCTS, INC., a California corporation ("Borrower") and COMERICA BANK, successor by merger to Comerica Bank-California ("Bank"), whose Western Division Headquarters is located at 333 West Santa Clara Street, San Jose, California as of June 4, 2004.

                                    RECITALS
                                    --------

     This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

     Bank and Borrower previously entered into that certain Loan and Security Agreement (Accounts and Inventory), dated June 12, 2003. The Loan and Security Agreement (Accounts and Inventory) as such may be modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the "Agreement."

     Contemporaneously with the Agreement, Borrower has entered into that certain Variable Rate-Single Payment Note (Advancing-Optional Advances), dated June 12, 2003 in the original principal amount of One Million Dollars ($1,000,000). The certain Variable Rate-Single Payment Note (Advancing-Optional Advances), as such may be modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the "Note."

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    AGREEMENT
                                    ---------

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Agreement is hereby modified as set forth below.

          (a) The definition of "Borrowing Base" set forth in Section 1.7 of the Agreement hereby is deleted in its entirety and replaced with the following:

               "1.7 "Borrowing Base" shall mean the sum of:

                    (1) Eighty percent (80%) of the net amount of Eligible
               Accounts after deducting therefrom all payments, adjustments and credits applicable thereto; and

                    (2) The lesser of (i) sixty percent (60%) of the net amount of Eligible Inventory after deducting therefrom all applicable Growers' Payables incurred in connection with the acquisition of such Eligible Inventory and after all adjustments for age and seasonality or other factors affecting the value of such Inventory, or (ii) One Million Five Hundred Thousand Dollars ($1,500,000) in excess of the aggregate amount of all outstanding Indebtedness consisting of that portion of the Credit advanced to Borrower on the basis of Eligible Accounts; provided, however, that, commencing on the first date following June 30, 2004 on which Borrower shall have delivered satisfactory evidence to Bank of Borrower's compliance with the minimum Net Income covenant set forth in Section 6.17 c. of this Agreement, the maximum amount of all advances on the basis of Eligible Inventory shall be Two Million Dollars ($2,000,000) in excess of the aggregate amount of all outstanding Indebtedness advanced on the basis of Eligible Accounts.

                    Anything contained in the foregoing to the contrary
               notwithstanding, that at all times that the aggregate amount of all Dilution (as calculated by Bank on the basis of Bank's most recent audit of Borrower's Books conducted under Section 6.25 hereof), as a percentage of all Accounts, is five percent (5%) or less, then the percentage of Eligible Accounts that shall be included in the Borrowing Base shall be increased to eighty five percent (85%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto."

          (b) The definition of "Credit Limit" set forth in Section 1.13 of the Agreement hereby is deleted in its entirety and replaced with the following:

               "1.13 "Credit Limit" shall mean Seven Million Dollars ($7,000,000); provided, however, that, commencing on the first date following June 30, 2004 on which Borrower shall have delivered satisfactory evidence to Bank of Borrower's compliance with the minimum Net Income covenant set forth in Section 6.17 c. of this Agreement, the Credit Limit shall be Nine Million Dollars ($9,000,000)."

          (c) The definition of "Maturity Date" set forth in Section 1.38 of the Agreement hereby is deleted in its entirety and replaced with the following:

               "1.38 "Maturity Date" shall mean June 30, 2006."

          (d) Section 2.5 c. of the Agreement hereby is deleted in its entirety and replaced with the following:

               "c. Drawings under Non-Revolving Loan shall be available from the date of this Agreement through December 31, 2004, at which time the entire outstanding principal amount of all such drawings shall be repaid in forty eight (48) fully amortizing payments plus interest, due and payable on the last day of each month through December 31, 2008. The interest rate, payment terms, maturity date and certain other terms of Non-Revolving Loan shall be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time."

          (e) Section 2.6 b. of the Agreement hereby is deleted in its entirety and replaced with the following:

               "b. In connection with the financial accommodations provided under Section 2.5 of this Agreement, an unused commitment fee in an amount equal to one eighth percent (0.125%) per annum shall be due and payable on the last day of each quarter through the quarter ending December 31, 2004. The unused commitment fee shall be calculated on the difference between the average Daily Balance of the Credit consisting of loans Non-Revolving Loans made under Section 2.5 and One Million Dollars ($1,000,000) and shall be fully earned and non-refundable on the date of payment thereof."

          (f) Section 6.17 b. of the Agreement hereby is deleted in its entirety and replaced with the following:

               "b. Cash Flow Coverage Ratio of not less than 1.25:1.00, measured quarterly as of the end of each fiscal quarter of Borrower; and"

          (g) The following new Section 10.7 hereby is inserted into the Agreement in its entirety immediately following existing Section 10.6 thereof, and shall read as follows, and each subsequent section of the Agreement shall be renumbered accordingly, mutatis, mutandis:

               "10.7 Reference Provision.

               a. The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in the Loan Documents (defined below), but the availability of that process is in doubt because of the opinion of the California Court of Appeal in Grafton Partners LP v. Superior Court, 9 Cal.Rptr.3d 511. This Reference Provision will be applicable until the California Supreme Court completes its review of that case, and will continue to be applicable if either that court or a California Court of Appeal publishes a decision holding that a pre-dispute Jury Trial Waiver provision similar to that contained in the Loan Documents is invalid or unenforceable. Delay in requesting appointment of a referee pending review of any such decision, or participation in litigation pending review, will not be deemed a waiver of this Reference Provision.

               b. Other than (i) nonjudicial foreclosure of security interests in real or personal property, (ii) the appointment of a receiver or
          (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the Bank and the undersigned (collectively in this Section, the "Loan Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where the real property, if any, is located or in a County or District where venue is otherwise appropriate under applicable law (the "Court").

               c. The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP ss.170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

               d. The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (a) set the matter for a status and trial- setting conference within fifteen (15) days after the date of selection of the referee,
          (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP ss.644.

               e. The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

               f. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

               g. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               h. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

                    i. THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES
               RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS."

               (h) Schedule 6.5 to the Agreement hereby is deleted and replaced in its entirety with Amended and Restated Schedule 6.5, attached hereto as Exhibit A to this Modification and incorporated herein by this reference, and each reference to Schedule 6.5 contained in the Agreement shall be a reference thereto.

3. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Note is hereby modified as set forth below.

          (a) The Maturity Date (as that term is defined in the Note) hereby is extended from June 30, 2008 to December 31, 2008.

          (b) The end date of the Draw Period (as that term is defined in Addendum "A" to the Note) hereby is extended from June 30, 2004 to December 31, 2004.

4. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement and the Note remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or the Note, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement and the Note. Borrower represents and warrants that the Representations and Warranties contained in the Agreement and the Note are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing. The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification, including without limit any replacement promissory note entered into in connection herewith, is conditioned upon receipt by Bank of this Modification, any other documents which Bank may require to carry out the terms hereof, and including but not limited to each of the following:

          (a) A non-refundable legal documentation fee of $750, plus any Bank expenses incurred through the date of this Modification.

5.   Miscellaneous Provisions.

          (a) This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

          (b) This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

SPECTRUM ORGANIC PRODUCTS, INC.,            COMERICA BANK
a California corporation

By:      /s/ Robert B. Fowles               By:      /s/ Misako Noda
         --------------------                        ---------------

Name:    Robert B. Fowles                   Name:    Misako Noda

Title:   Chief Financial Officer            Its:     Vice President -
                                                     Western Division

                                    Exhibit A
                                    ---------

                              Amended and Restated
                                  Schedule 6.5


                              Collateral Locations


         Address                           Owner/Lessor of             Mortgagee
         -------                           ---------------             ---------
                                              Location
                                              --------
   Borrower Locations
   ------------------

5341 Old Redwood Highway           Spectrum Organic Products, Inc.         N/A
Petaluma, California 94954

133 Copeland Street                Spectrum Organic Products, Inc.         N/A
Petaluma, California  94952

260 North Pioneer Avenue           Interpac Technologies, Inc.             N/A
Woodland, California  95776

1250 North McDowell Blvd.          Interpac Technologies, Inc.             N/A
Petaluma, California  95954

BIOWA Nutraceuticals, LLC          American Natural Soy                    N/A
1510 South Second Street           Processors, LLC
Cherokee, Iowa 51012

3345 Warbler Avenue                American Natural Soy                    N/A
Hartley, Iowa 51346                Processors, LLC

   Bailee Locations
   ----------------

Adobe Creek Storage                          Same                          N/A
3800 Lakeville Highway
Petaluma, California  94954

American Natural Soy                         Same                          N/A
1510 South 2nd Street
Cherokee, Iowa 51012

The Barlow Company                           Same                          N/A
200 Morris Street
Sebastopol, California 94573

Blossom Valley Foods                         Same                          N/A
20 Casey Street
Gilroy, California 95020

Specialty Distributing                       Same                          N/A
207 Tobin Crescent
Saskatoon, Canada

Catania-Spagna Corp.                         Same                          N/A
1 Nemco Way
Ayer, Massachusetts 01432

Custom Park                                  Same                          N/A
620 Spring Street
North Dighton, Massachusetts  02764

Cotati Egg Farm                              Same                          N/A
441 Houser Street
Cotati, California  94931

Follmer Development Co.                      Same                          N/A
850 Tourmaline Drive
Newbury Park, California  91320

Liberty Vegetable Oil                        Same                          N/A
15306 So. Carmenita Road
Santa Fe Springs, California 90670

         Address                        Owner/Lessor of                Mortgagee
         -------                        ---------------                ---------
                                           Location
                                           --------



Manzana Products                             Same                          N/A
9141 Green Valley Road
Sebastopol, California 95473

Partners Mira Loma Old Storage               Same                          N/A
4705 Brook Hollow Circle
Mira Loma, California  92509

Q & B Foods                                  Same                          N/A
15547 First Street
Irwindale, California 91706

Robinson Pharma                              Same                          N/A
3330 S. Harbor Boulevard
Santa Ana, California 92704

Swiss Caps                                   Same                          N/A
14193 S.W. 119th Avenue
Miami, Florida  33186

U.S. Cold Storage                            Same                          N/A
33400 Dowe Avenue
Union City, California  94587

Terminal Freezers                            Same                          N/A
908 East 3rd Street
Oxnard, California  93030

Triple H Food Processors                     Same                          N/A
5821 Wilderness Avenue
Riverside, California  92504

Wilbur-Ellis Seed Storage                    Same                          N/A
10660 Houston Avenue
Hanford, California 93230